UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 21, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

SECTION 5 – CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On March 21, 2013, the stockholders of the Company approved the Amended and Restated Articles of Incorporation, which replaced the Company’s previous articles of incorporation in their entirety.  The Company’s previous articles of incorporation were adopted by a predecessor of the Company in 1998 and were outdated.  The amended and restated Articles of Incorporation reflect current corporate practices and current Nevada statutory provisions.

The Company attached the Amended and Restated Articles of Incorporation to (i) the Company’s Preliminary Form 14A that was filed with the SEC on December 28, 2012; (ii) the Company’s Definitive 14A that was filed with the SEC on January 11, 2013; and (iii) the Company’s Definitive 14A that was mailed to stockholders on or about February 25, 2013.

The foregoing description of the Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, incorporated by reference into this 5.03.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

Visualant, Inc. (“Visualant” or the “Company”) an industry-leading provider of chromatic-based identification and diagnostic solutions with its ChromaID™ technology, held its 2013 Annual Meeting of Stockholders on March 21, 2013.  The results of the Annual Meeting are set forth below.  Each of the matters considered at the meeting was described in detail in the definitive proxy statement on Schedule 14A that the Company filed with the Securities and Exchange Commission on January 11, 2013.

Proposal No.1 -	The following five nominees were elected to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders:

Proposal No. 2 -	Approved an amendment of the Company’s 2011 Stock Incentive Plan increasing the number of shares available for issuance under the Plan from 7,000,000 to 14,000,000 shares as follows:

Proposal No. 3 -	Approved an amendment and restatement of the Company’s Articles of Incorporation and Bylaws as follows:

Proposal No. 4 –	Approved and granted the Board discretion to amend the Company’s Articles of Incorporation to effect a reverse stock split and decrease the number of authorized shares as follows:

Proposal No. 5.-	PMB Helin Donovan LLP, Inc. of Seattle, WA was ratified as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 as follows:

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Visualant, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By: /s/ Mark Scott
Mark Scott
Chief Financial Officer

September 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Visualant, Inc.